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                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated November 22, 2002, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-40586, 33-43702, 33-47298, 33-73800, 333-9705
and 333-37927).

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

December 20, 2002


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